Exhibit 10.2

LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is made as of September 14, 2022, by and among Lavoro Limited, an exempted company incorporated with limited liability in the Cayman Islands, an exempted company incorporated with limited liability in the Cayman Islands (“New PubCo”), Lavoro Agro Limited, an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), TPB Acquisition Corporation I, an exempted company incorporated with limited liability in the Cayman Islands (“SPAC”), and each of the undersigned parties listed on the signature pages hereto under “Equity Holders” (each such party, an “Equity Holder”).

WHEREAS, concurrently with the execution of this Agreement, the Parties hereto and certain other parties entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”);

WHEREAS, in connection with the Business Combination Agreement, the Parties hereto desire to enter into this Agreement, pursuant to which the Lock-Up Shares (as defined below) shall become subject to limitations on transfer and disposition as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

Section 1.         Definitions. Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Business Combination Agreement.

(a)            “Affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

(b)            “Agreement” has the meaning set forth in the Preamble.

(c)            “Company” has the meaning set forth in the Preamble.

(d)            “Equity Holder” has the meaning set forth in the Preamble.

(e)            “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the applicable party hereto.

(f)            “Liquidation Event” means a liquidation, merger, capital stock exchange, reorganization, sale of all or substantially all assets or other similar transaction involving New PubCo upon the consummation of which holders of New PubCo Shares would be entitled to exchange their New PubCo Shares for cash, securities or other property following the Closing.

(g)            “Lock-Up Period” means the period beginning on the Closing Date and ending on (i) for 25% of the Lock-Up Shares held by the Equity Holders and their respective Permitted Transferees, the date that is one hundred and eighty (180) days following the Closing Date, (ii) for an additional 25% of the Lock-Up Shares (i.e., totaling an aggregate of 50% of the Lock-Up Shares) held by the Equity Holders and their respective Permitted Transferees, the date that is one (1) year following the Closing Date, (iii) for an additional 25% of the Lock-Up Shares (i.e., totaling an aggregate of 75% of the Lock-Up Shares) held by the Equity Holders and their respective Permitted Transferees, the date that is eighteen (18) months following the Closing Date, and (iv) for an additional 25% of the Lock-Up Shares (i.e., totaling an aggregate of 100% of the Lock-Up Shares) held by the Equity Holders and their respective Permitted Transferees, the date that is two (2) years following the Closing Date.

(h)            “Lock-Up Shares” means the New PubCo Ordinary Shares (except any PIPE Shares) held by the Equity Holders in the aggregate on the Closing Date immediately following the consummation of the Mergers.

(i)            “New PubCo” has the meaning set forth in the Preamble.

(j)             “Party” has the meaning set forth in the Preamble.

(k)            “Permitted Transferee” shall mean any Person to whom an Equity Holder is permitted to transfer Lock-Up Shares prior to the expiration of the Lock-Up Period pursuant to Section 2(b).

(l)             “Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

(m)            “PIPE Shares” shall mean New PubCo Ordinary Shares purchased in the PIPE Investment.

(n)            “Prohibited Transfer” has the meaning set forth in Section 2(c).

(o)            “SPAC” has the meaning set forth in the Preamble.

(p)            “Transfer” means the (i) direct or indirect transfer, sale or assignment of, offer to sell, contract or any agreement to sell, hypothecate, pledge, encumber grant of any option to purchase or otherwise dispose of, either voluntarily or involuntarily, or any agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that directly or indirectly transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

Section 2.         Lock-Up.

(a)            Except with the prior written consent of SPAC (such consent to be given or withheld in its sole discretion), during the Lock-up Period, each Equity Holder severally (and not jointly and severally) agrees not to (i) Transfer any of its Lock-up Shares, (ii) enter into any option, warrant, purchase right or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Equity Holder to Transfer any of its Lock-up Shares, or (iii) take any actions in furtherance of any of the matters described in the foregoing clauses (i) or (ii), subject to the following and Section 2(b).

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(b)            Notwithstanding the foregoing or anything to the contrary herein, the foregoing restrictions shall not prohibit a Transfer: (i) if such Equity Holder is not an individual or a trust, (A) to any of its officers or directors, affiliates and its employees or any family member of any of its officers or directors, any affiliate or family member of any of its officers or directors, or to any of such Equity Holder's members, investors, partners or equityholders or any of their affiliates, or any related investment funds or vehicles controlled or managed by such Persons or their respective affiliates; or (B) to any third-party Person who agrees to purchase the Lock-up Shares from such Equity Holder during the Lock-Up Period and which third-party Person agrees to be bound by this Agreement prior to and as a condition to the occurrence of such Transfer; (ii) if such Equity Holder is an individual or a trust, (A) by virtue of laws of descent and distribution upon death of the individual, (B) pursuant to a qualified domestic relations order, (C) to any member of such Equity Holder's immediate family, or (D) to any trust for the direct or indirect benefit of such Equity Holder or the immediate family of such Equity Holder, an affiliate of such individual, or to a charitable organization; provided, however, that, for purposes of the foregoing clauses (i) and (ii), such Equity Holder shall, and shall cause any such transferee of his, her or its Lock-up Shares, to enter into a written agreement, in form and substance reasonably satisfactory to SPAC, agreeing to be bound by this Agreement prior and as a condition to the occurrence of such Transfer, and that such transferee shall receive and hold the Lock-Up Shares subject to the provisions of this Agreement applicable to the transferring Equity Holder, and there shall be no further Transfer of such Lock-Up Shares except in accordance with the terms of this Agreement; and (iii) to the extent permitted by the Company's insider trading policy, beginning on the from the 181st day following Closing, in connection with a pledge of shares of New PubCo Ordinary Shares, or any other securities convertible into or exercisable or exchangeable for New PubCo Ordinary Shares, to a financial institution, including the enforcement of any such pledge by a financial institution.

(c)            If any Transfer is made or attempted in violation of or contrary to the terms of this Agreement (a “Prohibited Transfer”), such purported Prohibited Transfer shall be null and void ab initio, and New PubCo shall refuse to recognize any such purported transferee of the Lock-up Shares as one of New PubCo’s equity holders for any purpose.

(d)            If, between the Closing and a Liquidation Event, the outstanding New PubCo Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar transaction affecting the outstanding New PubCo Shares, then any number, value (including dollar value) or amount contained herein which is based upon the number of New PubCo Shares will be equitably adjusted for such dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar transaction. Any adjustment under this Section 2(d) shall become effective at the date and time that such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar transaction became effective. For the avoidance of doubt, no change of units or shares pursuant to the transactions contemplated by the Business Combination Agreement shall constitute a stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or similar transaction requiring an equitable adjustment.

(e)            The restrictions set forth in this Agreement shall not limit the rights of an Equity Holder to exercise such Equity Holder’s rights as a shareholder of New PubCo during the Lock-Up Period, including the right to vote any Lock-Up Shares.

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Section 3.         Termination. This Agreement shall be binding upon each Equity Holder upon such Equity Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the Parties hereunder shall automatically terminate and be of no further force or effect. If the Closing takes place, the provisions of this Agreement, other than this Section 3 and Section 8, shall terminate and be of no further force or effect upon the first to occur of (i) the date of a Liquidation Event and (ii) the date that all of the Lock-Up Shares are no longer subject to the lock-up restrictions set forth in Section 2(a).

Section 4.         Specific Enforcement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The Parties further agree that each Party shall be entitled to seek specific performance of the terms hereof and immediate injunctive relief and other equitable relief to prevent breaches, or threatened breaches, of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each Party hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Parties. Each Party hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each Party hereby further agrees that in the event of any action by any other Party for specific performance or injunctive relief, the first Party will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

Section 5.         Entire Agreement. This Agreement and the other Transaction Agreements together constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations, both written and oral, by or among the parties hereto with respect to the subject matter hereof.

Section 6.         Waiver. Except as otherwise expressly provided herein, no delay, failure or waiver by any party to exercise any right or remedy under this Agreement and no partial or single exercise of any such right or remedy, will operate to limit, preclude, cancel, waive or otherwise affect such right or remedy, nor will any single or partial exercise of such right or remedy limit, preclude, impair or waive any further exercise of such right or remedy or the exercise of any other right or remedy. For purposes of this Agreement, no course of dealing among any or all of the Parties shall operate as a waiver of the rights or remedies hereof. The rights and remedies herein provided are exclusive, and not cumulative, of any rights or remedies provided by applicable Legal Requirement. No provision hereof may be waived otherwise than by a written instrument signed by the Party or Parties so waiving such provision as contemplated herein.

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Section 7.         Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 12.1 of the Business Combination Agreement to the applicable Party at its principal place of business. Any notice to any Equity Holder shall be sent to the address set forth on the signature page hereto.

Section 8.         Miscellaneous.

(a)            Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. Section 12.7 and Section 12.8 of the Business Combination Agreement are incorporated herein by reference, mutatis mutandis.

(b)           Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Legal Requirement: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

(c)           Counterparts. This Agreement, the Transaction Agreements and each other document executed in connection with the Transactions, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

(d)           Titles and Headings. The titles, captions and table of contents in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

(e)           Assignment; Successors and Assigns; No Third Party Rights. No Party hereto may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the foregoing sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Any purported assignment or delegation made in violation of this provision shall be void and of no force or effect.

(f)            Further Assurances. Each Party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

TPB ACQUISITION CORPORATION I

By:	/s/ David Friedberg
Name: David Friedberg
Title: Chief Executive Officer

[Signature Page to Lock-up Agreement]

LAVORO LIMITED

By:	/s/ Daniel Fisberg
Name:	Daniel Fisberg
Title:	Director

By:	/s/ Peter Estermann
Name:	Peter Estermann
Title:	Director

[Signature Page to Lock-up Agreement]

LAVORO AGRO LIMITED

By:	/s/ Ruy Cunha
	Name:	Ruy Marcos Laguna Cunha
	Title:	Director

By:	/s/ Laurence Gomes
	Name:	Laurence Beltrão Gomes
	Title:	Chief Financial Officer

[Signature Page to Lock-up Agreement]

EQUITY HOLDERS:

PRIVATE EQUITY INVESTMENTS V, L.P.
By: PBPE General Partner V, Ltd., as General Partner

By:	/s/ Ricardo Scavazza
	Name:	Ricardo Scavazza
	Title:	Partner
	Address:	Suite 302, 4001 Kennett Pike, Wilmington, DE 19807, United States

BRAZILIAN PRIVATE EQUITY OPPORTUNITIES V, L.P.
By: PBPE General Partner V, Ltd., as General Partner

By:	/s/ Ricardo Scavazza
	Name:	Ricardo Scavazza
	Title:	Partner
	Address:	Suite 302, 4001 Kennett Pike, Wilmington, DE 19807, United States

PE FUND V, L.P.
By: PBPE General Partner V, Ltd., as General Partner

By:	/s/ Ricardo Scavazza
	Name:	Ricardo Scavazza
	Title:	Partner
	Address:	Suite 302, 4001 Kennett Pike, Wilmington, DE 19807, United States

PBPE FUND V (CAYMAN 2), L.P.
By: PBPE General Partner V, Ltd., as General Partner

By:	/s/ Ricardo Scavazza
	Name:	Ricardo Scavazza
	Title:	Partner
	Address:	PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

[Signature Page to Lock-up Agreement]